SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 24, 2015
___________________

RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Woodbury, NY – September 24, 2015. Improving the passenger experience for the flying public has become a critical strategic objective of OEMs, airlines and the industry at large. This is reflected in the vision statement of the Airline Passenger Experience Association (APEX) – “to elevate the passenger experience through our influential community.” Next week at the APEX 2015 Expo, as one of only four finalists selected for the annual APEX “Best Achievement in Technology” award, Research Frontiers licensee Vision Systems will present its unique Nuance Touchless Multizone EDW solution.

Vision Systems described this product, in their recent press release, as follows:

“This new solution is the world’s first dimmable aircraft window controlled without any contact between the finger and the window. On the solution featured at APEX Expo, the visitors can set strips from the clear to the dark position, one after the other and from the top down like a Venetian blind, just by approaching their hand near the window and moving it upward or downward, and sideward to set the desired level of opacity.”

Vision Systems’ Nuance Touchless Multizone EDW uses Research Frontiers patented SPD-Smart light-control film technology as the foundation that delivers unprecedented benefits to all passengers on board commercial airliners. With touch-free hand gestures – simply moving your hand from side-to-side or up-and-down in front of the window, the EDW control options include instantly and precisely selecting the tint level of the entire window, or controlling the amount of light coming through different zones of the window, from top to bottom. The tint of the EDWs can also be centrally controlled by the crew. One of many benefits of this cabin-wide control is that if passengers at windows are sleeping, fellow passengers or flight attendants do not need to wake them in order to darken their window in advance of sunrise.

The comfort and benefits an SPD-Smart EDW system delivers extends to all airline passengers. Cabin-wide control, operated either automatically with photosensors, or manually by the crew, can result in the optimum level of daylight present throughout the cabin at all times. This improves the passenger experience for everyone on board, even those seated in the middle section of a two-aisle widebody aircraft. Benefits for all include greater daylighting, enhanced views, and a more open feeling resulting in greater perceived space. The management and “harvesting” of healthy daylighting instantly transforms the cabin, and synergistically complements other airline cabin systems including interior mood lighting systems and entertainment systems, for an unequalled passenger experience.

In addition to light and glare control for optimum daylighting while maintaining views, an SPD-Smart EDW system further improves the passenger experience for all by managing unwanted outside elements coming through windows. It delivers a cooler cabin due to remarkable heat-rejection properties, and a quieter cabin due to acoustic insulation properties. The functionality is combined with improved cabin aesthetics to enhance the functionality, interior aesthetics and comfort of the passenger cabin.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. This press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Research Frontiers Press Release dated September 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: September 25, 2015